CONSENT OF INDEPENDENT AUDITORS


          We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated December 7, 2001, which is incorporated by reference in this Registration Statement (Form N-1A Nos. 33-39350 and 811-6251) of Alliance Multi-Market Strategy Trust, Inc.



                                    ERNST & YOUNG LLP



New York, New York

October 23, 2002



00250.0157 #357396